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                                                                    Exhibit 99.1

                             Annex A - Defined Terms

                  "Accounts" means the Collection Account, the Note Account, the Policy Payments Account, the Supplemental Enhancement Account and the Spread Account.

                  "Accrual Period" means, with respect to any Payment Date, the period from and including the immediately preceding Payment Date (or, with respect to the initial Payment Date, the Closing Date) to but excluding such current Payment Date.

                  "Actuarial Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion of a payment allocable to principal is determined in accordance with the "actuarial" method.

                  "Adjusted APR" means the APR reduced by the annualized rate corresponding to any Monthly Dealer Participation Fee.

                  "Affiliate" of any Person means any Person who directly or indirectly controls, is controlled by, or is under direct or indirect common control with such Person. For purposes of this definition of "Affiliate", the term "control" (including the terms "controlling", "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause a direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Agency Agreement" means the Agency Agreement dated as of October 30, 2003 among JPMorgan Chase, LBAC, GCFP and other Program Parties as defined therein, as amended, modified or supplemented from time to time in accordance with the terms thereof, including a Program Party Counterpart pursuant to Section 2 thereof among JPMorgan Chase, as agent thereunder, the Trust Collateral Agent, LBAC and each of the other trustees and lenders named as Program Parties thereunder, dated as of the Closing Date.

                  "AMC" means Ameriquest Mortgage Company, a Delaware corporation, or, as applicable, its successors.

                  "Amount Financed" means, with respect to a Receivable, the aggregate amount originally advanced under the Receivable toward the purchase price of the Financed Vehicle and any related costs.

                  "Annual Percentage Rate" or "APR" of a Receivable means the annual rate of finance charges stated in the Receivable. If after the Closing Date, the annual rate with respect to such Receivable as of the Closing Date, is reduced as a result of (i) an insolvency proceeding involving the related Obligor or (ii) pursuant to the Servicemembers Civil Relief Act, the Annual Percentage Rate or APR shall refer to such reduced rate.

                  "Assignments" means each of the LBAC Assignment and the LBARC-WI Assignment.

                  "Assumption Date" has the meaning set forth in Section 9.2 of the Sale and Servicing Agreement.


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


                  "Authorized Officer" means, with respect to the Issuer, any officer or agent of the Servicer, as applicable, who is authorized to act for the Issuer in accordance with Section 12.1 of the Sale and Servicing Agreement, in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Servicer to the Indenture Trustee on the Closing Date (as such list may be modified or supplemented from time to time thereafter).

                  "Available Funds" shall mean, for each Payment Date, the sum of the following amounts (without duplication) with respect to the related Collection Period: (i) all collections on Receivables (including amounts received in connection with extensions, rebates or adjustments on Receivables granted by the Servicer pursuant to Section 4.2 of the Sale and Servicing Agreement) (ii) Liquidation Proceeds received during such Collection Period with respect to Receivables that became Liquidated Receivables during such Collection Period in accordance with the Servicer's customary servicing procedures; (iii) proceeds from Recoveries with respect to Liquidated Receivables; (iv) the Purchase Amount of each Receivable that became a Purchased Receivable as of the last day of such Collection Period; and (v) any earnings on investments of funds in the Collection Account.

                  "Back-up Servicer" means JPMorgan Chase Bank, in its capacity as Back-up Servicer pursuant to the terms of the Sale and Servicing Agreement or such Person as shall have been appointed Back-up Servicer pursuant to Section 9.2(c) of the Sale and Servicing Agreement.

                  "Back-up Servicer Fee" means the fee payable to the Back-up Servicer so long as LBAC is the Servicer, calculated in the same manner, on the same basis and for the same period as the Servicing Fee is calculated pursuant to Section 4.8 of the Sale and Servicing Agreement, based on the Back-up Servicer Fee Rate rather than the Servicing Fee Rate.

                  "Back-up Servicer Fee Rate" shall be 0.0215% per annum, payable monthly.

                  "Bankruptcy Remote Entity" means any special or limited purpose corporation, partnership or other entity generally structured in accordance with the guidelines of one or more nationally recognized statistical rating organizations for such entities, whose certificate of incorporation, partnership agreement or other governing document includes limitations on purpose; limitations on amendments to the certificate of incorporation and bylaws, partnership agreement or other governing documents; limitations on ability to incur debt; limitations on liquidation, consolidation and merger or the sale of all or a substantial part of its assets; covenants to maintain separateness from affiliates; a special purpose bankruptcy remote equity owner, in the case of a partnership; and at least two independent directors (of such corporation or of the corporate partner of such partnership).

                  "Basic Documents" means the Sale and Servicing Agreement, the Indenture, the Purchase Agreement, each Assignment, the Spread Account Agreement, the Custodial Agreement, the Trust Agreement, the Notes, the Certificates, the Servicer Termination Side Letter, the Insurance Agreement, the Indemnification Agreement, the Underwriting Agreement, the Certificate Purchase Agreement, the Premium Letter, the Lock-Box Agreement, the Agency Agreement, the Depository Agreement, the Stock Pledge Agreement, the LBAC Certificate Guarantee, the GCFP Release and the CIGPF Release.


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

                  "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banking institutions or trust companies in the City of New York, the State of New Jersey, the State of Delaware or the city in which the Corporate Trust Office of the Trust Collateral Agent or the Owner Trustee is relocated subject to prior written notice with respect to such address to the Trust Collateral Agent, the Servicer and the Note Insurer or any other location of any successor Servicer, successor Trust Collateral Agent or successor Owner Trustee shall be authorized or obligated by law, executive order, or governmental decree to be closed.

                  "Casualty" means, with respect to a Financed Vehicle, the total loss or destruction of such Financed Vehicle.

                  "Certificate" means the each of the Class C Certificate and the Class R Certificate issued by the Issuer pursuant to the Trust Agreement.

                  "Certificate Purchase Agreement" means the Certificate Purchase Agreement, dated March 18, 2004, among the Transferor, LBAC and the Initial Purchaser, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Certificateholder" means the registered holder of a Certificate as set forth in the certificate register maintained by the Owner Trustee pursuant to the Trust Agreement.

                  "Chargeback Obligation" means, with respect to any Receivable liquidated or prepaid in full, any obligation of a Dealer, as provided by the related Dealer Agreement, to refund to LBAC certain portions of amounts previously paid to the Dealer upon origination of such Receivable on account of the APR of such Receivable exceeding the related buy rate.

                  "CIGPF" means CIGPF I Corp. and any successor thereto.

                  "CIGPF Release" means the security interest release, dated March 18, 2004, by CIGPF in favor of LBARC-WI.

                  "Citigroup" means Citigroup Global Markets Inc. and any successor thereto.

                  "Class A Interest Payment Amount" means, for any Payment Date the sum of the Class A-1 Interest Payment Amount and the Class A-2 Interest Payment Amount.

                  "Class A Note" means any one of the Class A-1 Notes or the Class A-2 Notes.

                  "Class A Noteholder" means the Person in whose name a Class A
Note is registered on the Note Register.

                  "Class A Payment Amount" with respect to a Payment Date will be an amount equal to the sum of the Principal Payment Amount and the Class A Interest Payment Amount.

                  "Class A Note Balance" means the sum of the Class A-1 Note Balance and the Class A-2 Note Balance.

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                  "Class A Note Interest" means the sum of the Class A-1 Note
Interest and the Class A-2 Note Interest.

                  "Class A-1 Final Scheduled Payment Date" means the Payment Date in September 2008.

                  "Class A-1 Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of the Class A-1 Interest Payment Amount for such Payment Date and (without duplication) any outstanding Class A-1 Interest Carryover Shortfall from the preceding Payment Date over the amount of interest actually paid to the holders of the Class A-1 Notes on such current Payment Date plus thirty (30) days of interest on such outstanding Class A-1 Interest Carryover Shortfall, to the extent permitted by applicable law, at the Class A-1 Note Rate for the related Accrual Period (calculated on the basis of a 360-day year consisting of twelve 30-day months).

                  "Class A-1 Interest Payment Amount" means, for any Payment Date, an amount equal to the product of (x) 1/12 (or, with respect to the initial Payment Date, 27/360), (y) the Class A-1 Note Rate and (z) the Class A-1 Note Balance as of such Payment Date (without giving effect to any payments to be made on such Payment Date).

                  "Class A-1 Note" means any one of the 1.503% Long Beach Acceptance Auto Receivables Trust 2004-A, Class A-1 Notes, executed by the Owner Trustee on behalf of the Issuer and authenticated by the Indenture Trustee in substantially the form set forth in Exhibit A-1 attached to the Indenture.

                  "Class A-1 Note Balance" means initially, the Initial Class A-1 Note Balance and, thereafter, the Initial Class A-1 Note Balance, reduced by all amounts previously distributed to Class A-1 Noteholders and allocable to principal.

                  "Class A-1 Note Interest" means, for any Payment Date, the sum of the Class A-1 Interest Payment Amount for such Payment Date and the Class A-1 Interest Carryover Shortfall, if any, as of the immediately preceding Payment Date.

                  "Class A-1 Note Rate" means 1.503% per annum.

                  "Class A-1 Noteholder" means the Person in whose name a Class A-1 Note is registered on the Note Register.

                  "Class A-1 Payment Amount" with respect to a Payment Date will be an amount equal to the sum of the Class A-1 Principal Payment Amount and the Class A-1 Interest Payment Amount.

                  "Class A-1 Pool Factor" means, with respect to any Payment Date, an eight-digit decimal figure equal to the Class A-1 Note Balance as of the close of business on the last day of the related Collection Period divided by the Initial Class A-1 Note Balance. The Class A-1 Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Class A-1 Pool Factor will decline to reflect reductions in the Class A-1 Note Balance.



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

                  "Class A-1 Principal Payment Amount" means, for any Payment Date, the Principal Payment Amount, if any, due and payable to the Class A-1 Noteholders with respect to such Payment Date in accordance with the priorities set forth in Section 5.6(c)(iv) of the Sale and Servicing Agreement.

                  "Class A-2 Final Scheduled Payment Date" means the Payment Date in July 2010.

                  "Class A-2 Interest Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of the Class A-2 Interest Payment Amount for such Payment Date and (without duplication) any outstanding Class A-2 Interest Carryover Shortfall from the preceding Payment Date over the amount of interest actually paid to the holders of the Class A-2 Notes on such current Payment Date plus thirty (30) days of interest on such outstanding Class A-2 Interest Carryover Shortfall, to the extent permitted by applicable law, at the Class A-2 Note Rate for the related Accrual Period (calculated on the basis of a 360-day year consisting of twelve 30-day months).

                  "Class A-2 Interest Payment Amount" means, for any Payment Date, an amount equal to the product of (x) 1/12 (or, with respect to the initial Payment Date, 27/360), (y) the Class A-2 Note Rate and (z) the Class A-2 Note Balance as of such Payment Date (without giving effect to any payments to be made on such Payment Date).

                  "Class A-2 Note" means any one of the 2.841% Long Beach Acceptance Auto Receivables Trust 2004-A, Class A-2 Notes, executed by the Owner Trustee on behalf of the Issuer and authenticated by the Indenture Trustee in substantially the form set forth in Exhibit A-2 attached to the Indenture.

                  "Class A-2 Note Balance" means initially, the Initial Class A-2 Note Balance and, thereafter, the Initial Class A-2 Note Balance, reduced by all amounts previously distributed to Class A-2 Noteholders and allocable to principal.

                  "Class A-2 Note Interest" means, for any Payment Date, the sum of the Class A-2 Interest Payment Amount for such Payment Date and the Class A-2 Interest Carryover Shortfall, if any, as of the immediately preceding Payment Date.

                  "Class A-2 Note Rate" means 2.841% per annum; provided, however, that if the Class R Certificateholder does not exercise its option to redeem the Notes on the first Payment Date on which the outstanding Pool Balance is less than or equal to 10% of the Original Pool Balance, the Class A-2 Note Rate shall increase to 3.341% per annum.

                  "Class A-2 Noteholder" means the Person in whose name a Class A-2 Note is registered on the Note Register.

                  "Class A-2 Payment Amount" with respect to a Payment Date will be an amount equal to the sum of the Class A-2 Principal Payment Amount and the Class A-2 Interest Payment Amount.

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

                  "Class A-2 Pool Factor" means, with respect to any Payment Date, an eight-digit decimal figure equal to the Class A-2 Note Balance as of the close of business on the last day of the related Collection Period divided by the Initial Class A-2 Note Balance. The Class A-2 Pool Factor will be
1.0000000 as of the Closing Date; thereafter, the Class A-2 Pool Factor will decline to reflect reductions in the Class A-2 Note Balance.

                  "Class A-2 Principal Payment Amount" means, for any Payment Date, the Principal Payment Amount, if any, due and payable to the Class A-2 Noteholders with respect to such Payment Date in accordance with the priorities set forth in Section 5.6(c)(iv) of the Sale and Servicing Agreement.

                  "Class C Certificate" means the certificate substantially in the form of Exhibit B-2 to the Trust Agreement.

                  "Class C Certificate Balance" means, as of any Payment Date, the Supplemental Enhancement Account Balance.

                  "Class C Certificate Rate" means 6.00%.

                   "Class C Interest Payment Amount" means, for any Payment Date, an amount equal to the product of (x) 1/12, (y) the Class C Certificate Rate and (z) the Class C Certificate Balance as of such Payment Date (without giving effect to any payments to be made on such Payment Date).

                  "Class C Interest Carryover Shortfall" means, for any Payment Date, the excess of the Class C Interest Payment Amount, and if applicable, the Class C Supplemental Interest Payment Amount for such Payment Date and (without duplication) any outstanding Class C Interest Carryover Shortfall from the preceding Payment Date over the amount of interest actually paid to the holders of the Class C Certificates on such current Payment Date, plus thirty (30) days of interest on such outstanding Class C Interest Carryover Shortfall with respect to such Payment Date or any prior Payment Date (calculated on a 30/360 basis), to the extent permitted by applicable law, at the Class C Certificate Rate or if applicable, the Class C Supplemental Interest Rate for the related Accrual Period.

                  "Class C Principal Deficiency Amount" means, for any Payment Date, the Initial Class C Certificate Balance, less the sum of (i) the cumulative amount of Supplemental Enhancement Account Release Amounts distributed pursuant to Section 5.6(c)(xi) of the Sale and Servicing Agreement on prior Payment Dates, and (ii) the Class C Certificate Balance for such Payment Date (after giving effect to amounts deposited into the Supplemental Enhancement Account pursuant to Section 5.6(c)(viii) and before giving effect to the payments pursuant to Section 5.6(c)(xi) of the Sale and Servicing Agreement.

                  "Class C Supplemental Interest Payment Amount" means, for any Payment Date, (a) if no Trigger Event is in effect or no Insurance Agreement Event of Default has occurred and is continuing, the product of the (x) 1/12 of the Class C Supplemental Interest Rate and (y) the Class C Principal Deficiency Amount; or (b) if a Trigger Event is in effect, or an Insurance Agreement Event of Default has occurred and is continuing, the sum of (x) the product of 1/12 of the Class C Supplemental Interest Rate and the Class C Principal Deficiency Amount, and (y) the product of 1/12 and 2.50% and the Class C Certificate Balance.


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

                  "Class C Supplemental Interest Rate" means, as of any Determination Date, the Class C Certificate Rate plus 2.50%.

                  "Class R Certificate" means a trust certificate evidencing the entire beneficial interest in the Trust, substantially in the form of Exhibit B-1 to the Trust Agreement.

                  "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended.

                  "Clearing Agency Participant" means a broker, dealer, bank or other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

                  "Closing Date" means March 18, 2004.

                  "Code" means the Internal Revenue Code of 1986, as amended, including any successor or amendatory provisions.

                  "Collateral Agent" means the Collateral Agent named in the Spread Account Agreement and any successor thereto pursuant to the terms of the Spread Account Agreement.

                  "Collection Account" means the account designated as such, established and maintained pursuant to Section 5.1(b) of the Sale and Servicing Agreement.

                  "Collection Period" means each calendar month during the term of the Sale and Servicing Agreement. Any amount stated "as of the close of business on the last day of a Collection Period" shall give effect to the following calculations as determined as of the end of the day on such last day:
(1) all applications of collections and (2) all payments. The term "related Collection Period" shall mean the Collection Period ended on the last day of the month preceding a date of determination.

                  "Confidential Information" means, in relation to any Person, any written information delivered or made available by or on behalf of LBAC or the Transferor to such Person in connection with or pursuant to the Sale and Servicing Agreement or any other Basic Document or the transactions contemplated thereby which is proprietary in nature and clearly marked or identified as being confidential information other than information (i) which was publicly known, or otherwise known to such Person, at the time of disclosure (except pursuant to disclosure in connection with the Sale and Servicing Agreement or any other Basic Document), (ii) which subsequently becomes publicly known through no act or omission by such Person, or (iii) which otherwise becomes known to such Person on a non-confidential basis; provided, that such source is not known by such Person to be prohibited from transmitting the information to such Person by a contractual or other obligation.

                  "Controlling Party" means the Note Insurer, so long as no Note Insurer Default shall have occurred and be continuing or the Policy Expiration Date has not occurred, and the Indenture Trustee, at the direction of the Majorityholders, for so long as a Note Insurer Default shall have occurred and be continuing or the Policy Expiration Date has occurred.

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

                  "Corporate Trust Office" means (i) with respect to the Indenture Trustee, the Trust Collateral Agent and the Collateral Agent, the principal office of the Trust Collateral Agent at which its corporate trust business shall be administered, which office at the Closing Date is located at 4 New York Plaza, 6th Floor, New York, NY 10004, Attention: Institutional Trust Services/Global Debt, Long Beach 2004-A; and (ii) with respect to the Owner Trustee, the principal corporate trust office of the Owner Trustee, which as of the Closing Date is Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

                  "Cram Down Loss" means, with respect to a Receivable (other than a Liquidated Receivable), if a court of appropriate jurisdiction in an insolvency proceeding issues a ruling that reduces the amount owed on a Receivable or otherwise modifies or restructures the Scheduled Receivable Payments to be made thereon, an amount equal to (a) the Principal Balance of the Receivable immediately prior to such order minus the Principal Balance of such Receivable as so reduced, modified or restructured plus (b) if such court shall have issued an order reducing the effective rate of interest on such Receivable, the excess of (i) the net present value (using a discount rate equal to the Adjusted APR on such Receivable) of the Scheduled Receivable Payments as so modified or restructured over (ii) the net present value (using a discount rate equal to the original APR on such Receivable) of the Scheduled Receivable Payments as so modified or restructured. A Cram Down Loss will be deemed to have occurred on the date of issuance of such order.

                  "Credit and Security Agreement" means the Credit and Security Agreement, dated as of March 18, 2004 by and among GCFP, as lender, the Transferor, as borrower, and LBAC, as guarantor, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Custodial Agreement" means the Custodial Agreement among the Custodian, the Indenture Trustee, the Note Insurer and the Issuer.

                  "Custodian" means, initially, LBAC and its successors-in-interest, acting in its capacity as such under the Custodial Agreement.

                  "Custodian Fee" means, with respect to any Payment Date, the greater of (A) the product of (i) one-twelfth of the Custodian Fee Rate and (ii) the Pool Balance as of the last day of the immediately preceding Collection Period and (B) $1000.

                  "Custodian Fee Rate" means 0.02% per annum.

                  "Cutoff Date" means the close of business on February 29, 2004.

                  "Dealer" means, with respect to a Receivable, the seller of the related Financed Vehicle, who originated and assigned such Receivable to the Originator pursuant to a Dealer Agreement, who in turn sold such Receivable to the Transferor.

                  "Dealer Agreement" means each agreement between a Dealer and the Originator pursuant to which such Dealer assigned a Receivable to the Originator.

                  "Dealer Title Addendum" means a schedule of Dealers delivered to the Custodian for which the Dealer Title Guaranty, if applicable, is a separate document in the Dealer file or, with respect to each Receivable as to which the Dealer Title Guaranty, if applicable, is included in the related Dealer Agreement, a schedule of Dealers delivered to the Custodian listing all Dealers for which the Dealer Title Guaranty is included in the related Dealer Agreement.

                  "Dealer Title Guaranty" means, where, for reasons that are reasonably acceptable to the Servicer, the relevant Dealer is temporarily unable to furnish a Lien Certificate, a written guaranty of such Dealer (which may be included in the related Dealer Agreement if so indicated on the Dealer Title Addendum); each of such documents having been signed where required by the Dealer in the appropriate spaces, and with all blanks properly filled in and otherwise correctly prepared.

                  "Default" means any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

                  "Defaulted Receivable" means, with respect to any Payment Date, a Receivable with respect to which the earliest of any of the following shall have occurred: (i) the related Obligor has failed to pay at least 95% of a Scheduled Receivable Payment by its due date and such failure continues for 90 days (calculated based on a 360-day year consisting of twelve 30-day months),
(ii) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption period has expired), (iii) such Receivable is in default and the Servicer has determined in good faith that payments thereunder are not likely to be resumed or (iv) such Receivable is a Sold Receivable; provided, however, that Defaulted Receivable shall not include any Optional Repurchased Receivable.

                  "Deficiency Claim Amount" shall have the meaning specified in
Section 5.11(a) of the Sale and Servicing Agreement.

                  "Deficiency Claim Date" means, with respect to any Payment Date, the fourth Business Day immediately preceding such Payment Date.

                  "Deficiency Notice" shall have the meaning specified in
Section 5.11(a) of the Sale and Servicing Agreement.

                  "Deficient Liquidated Receivable" means a Liquidated Receivable with respect to which the Servicer has repossessed and disposed of the related Financed Vehicle, or with respect to which the Financed Vehicle has suffered a total loss through casualty, confiscation or other cause, and following the application of the Recoveries received by the Servicer as a result of the repossession and disposition or other loss of such Financed Vehicle, the Principal Balance of such Liquidated Receivable (assuming for purposes hereof that such Principal Balance is not deemed to be zero) remains in excess of zero.

                  "Definitive Note" means a definitive, fully registered Note issued pursuant to the Indenture.

                  "Delivery" means, with respect to any Eligible Investments, the perfection and priority of a security interest in which is governed by the law of a jurisdiction which has adopted the 1994 Revision to Article 8 of the
UCC:

                  1. With respect to bankers' acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute "instruments" within the meaning of Section 9-105(1)(i) of the UCC (other than certificated securities) and are susceptible of physical delivery, transfer thereof to the Trust Collateral Agent by physical delivery to the Trust Collateral Agent, indorsed to, or registered in the name of, the Trust Collateral Agent or its nominee or indorsed in blank and such additional or alternative procedures as may hereafter become appropriate to effect the complete transfer of ownership of any such Eligible Investments to the Trust Collateral Agent free and clear of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                  2. With respect to a "certificated security" (as defined in Section 8-102(a)(4) of the UCC), transfer thereof:

                  (a) by physical delivery of such certificated security to the
                     Trust Collateral Agent, provided that if the certificated security is in registered form, it shall be indorsed to, or registered in the name of, the Trust Collateral Agent or indorsed in blank; or

                  (b) by physical delivery of such certificated security in
                     registered form to a "securities intermediary" (as defined in Section 8-102(a)(14) of the UCC) acting on behalf of the Trust Collateral Agent if the certificated security has been specially endorsed to the Trust Collateral Agent by an effective endorsement.

                  3. With respect to any security issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or by the Federal National Mortgage Association that is a book-entry security held through the Federal Reserve System pursuant to Federal book entry regulations, the following procedures, all in accordance with applicable law, including applicable federal regulations and Articles 8 and 9 of the UCC: book-entry registration of such property to an appropriate book-entry account maintained with a Federal Reserve Bank by a securities intermediary which is also a "depositary" pursuant to applicable federal regulations and issuance by such securities intermediary of a deposit advice or other written confirmation of such book-entry registration to the Trust Collateral Agent of the purchase by the securities intermediary on behalf of the Trust Collateral Agent of such book-entry security; the making by such securities intermediary of entries in its books and records identifying such book-entry security held through the Federal Reserve System pursuant to Federal book-entry regulations as belonging to the Trust Collateral Agent and indicating that such securities intermediary holds such book-entry security solely as agent for the Trust Collateral Agent; and such additional or alternative procedures as may hereafter become appropriate to effect complete transfer of ownership of any such Eligible Investments to the Trust Collateral Agent free of any adverse claims, consistent with changes in applicable law or regulations or the interpretation thereof;

                  4. With respect to any item of Eligible Investments that is an "uncertificated security" (as defined in Section 8-102(a)(18) of the UCC) and that is not governed by clause (3) above, transfer thereof:

                  (a) (x) by registration to the Trust Collateral Agent as the registered owner thereof, on the books and records of the issuer thereof; or (y) by another Person (not a securities intermediary) who either becomes the registered owner of the uncertificated security on behalf of the Trust Collateral Agent, or having become the registered owner acknowledges that it holds for the Trust Collateral Agent; or

                  (b) the issuer thereof has agreed that it will comply with instructions originated by the Trust Collateral Agent without further consent of the registered owner thereof.

                  5. With respect to a "security entitlement" (as defined in Section 8-102(a)(17) of the UCC), if a securities intermediary (A) indicates by book entry that a "financial asset" (as defined in Section 8-102(a)(9) of the UCC) has been credited to be the Trust Collateral Agent's "securities account" (as defined in Section 8-501(a) of the UCC), (B) receives a financial asset (as so defined) from the Trust Collateral Agent or acquires a financial asset for the Trust Collateral Agent, and in either case, accepts it for credit to the Trust Collateral Agent's securities account (as so defined), (C) becomes obligated under other law, regulation or rule to credit a financial asset to the Trust Collateral Agent's securities account, or (D) has agreed that it will comply with "entitlement orders" (as defined in Section 8-102(a)(8) of the UCC) originated by the Trust Collateral Agent without further consent by the "entitlement holder" (as defined in Section 8-102(a)(7) of the UCC), of a confirmation of the purchase and the making by such securities intermediary of entries on its books and records identifying as belonging to the Trust Collateral Agent of
         (I) a specific certificated security in the securities intermediary's possession, (II) a quantity of securities that constitute or are part of a fungible bulk of certificated securities in the securities intermediary's possession, or (III) a quantity of securities that constitute or are part of a fungible bulk of securities shown on the account of the securities intermediary on the books of another securities intermediary.

In each case of Delivery contemplated pursuant to paragraphs 1 though 5 above, the Trust Collateral Agent shall make appropriate notations on its records, and shall cause same to be made of the records of its nominees, indicating that such Eligible Investments are held in trust pursuant to and as provided in the Sale and Servicing Agreement.

                  "Depository Agreement" means the agreement(s) entered into among the Issuer, the Indenture Trustee, and The Depository Trust Company, as the initial Clearing Agency, in connection with the issuance of the Notes, substantially in the form of Exhibit B attached to the Indenture.

                  "Derived Information" has the meaning set forth in the Underwriting Agreement.

                  "Determination Date" means, with respect to any Payment Date, the fourth Business Day preceding such Payment Date.

                  "Documentation Checklist" means the form attached to the Sale and Servicing Agreement as Exhibit E.

                  "Draw Date" means, with respect to any Payment Date, the third Business Day (as defined in the Policy) immediately preceding such Payment Date.

                  "Eligible Account" means (i) a segregated trust account that is maintained with a depository institution acceptable to the Controlling Party, or (ii) a segregated direct deposit account maintained with a depository institution or trust company organized under the laws of the United States of America, or any of the States thereof, or the District of Columbia, having a certificate of deposit, short-term deposit or commercial paper rating of at least "A-1+" by Standard & Poor's and "Prime-1" by Moody's and acceptable to the Controlling Party. In either case, such depository institution or trust company shall have been approved by the Controlling Party, acting in its discretion, by written notice to the Collateral Agent.

                  "Eligible Investments" mean book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form, with respect to which the Trust Collateral Agent has taken Delivery, which evidence:

                  (a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States of America;

                  (b) demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall be rated "A-1+" by Standard & Poor's and "Prime-1" by Moody's;

                  (c) commercial paper that, at the time of the investment or contractual commitment to invest therein, is rated "A-1+" by Standard & Poor's and "Prime-1" by Moody's;

                  (d) bankers' acceptances issued by any depository institution or trust company referred to in clause (b) above;

                  (e) repurchase obligations with respect to any security pursuant to a written agreement that is a direct obligation of, or fully guaranteed as to the full and timely payment by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with (i) a depository institution or trust company (acting as principal) described in clause (b) or (ii) a depository institution or trust company the deposits of which are insured by the Federal Deposit Insurance Corporation and whose commercial paper or other short-term unsecured debt obligations are rated "A-1+" by Standard & Poor's and "Prime-1" by Moody's and long-term unsecured debt obligations are rated "AAA" by Standard & Poor's and "Aaa" by Moody's;

                  (f) with the prior written consent of the Note Insurer, money market mutual funds registered under the Investment Company Act having a rating, at the time of such investment, from each of the Rating Agencies in the highest investment category granted thereby; and

                  (g) any other investment as may be acceptable to the Note Insurer and the Rating Agencies, as evidenced by the Note Insurer's prior written consent to that effect, as may from time to time be confirmed in writing to the Trust Collateral Agent by the Note Insurer, and only upon notification to each of Moody's and Standard & Poor's.

                  Any Eligible Investments may be purchased by or through the Trust Collateral Agent or any of its Affiliates and shall include such securities issued by the Trust Collateral Agent or its affiliates.

                  "Eligible Servicer" means LBAC, the Back-up Servicer or another Person which at the time of its appointment as Servicer, (i) is servicing a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans, (ii) is legally qualified and has the capacity to service the Receivables, (iii) has demonstrated the ability professionally and competently to service a portfolio of motor vehicle retail installment sale contracts and/or motor vehicle installment loans similar to the Receivables with reasonable skill and care, and (iv) is qualified and entitled to use, pursuant to a license or other written agreement, and agrees to maintain the confidentiality of, the software which the Servicer uses in connection with performing its duties and responsibilities under the Sale and Servicing Agreement or otherwise has available software which is adequate to perform its duties and responsibilities under the Sale and Servicing Agreement.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "Event of Default" means an event specified in Section 5.1 of the Indenture.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Federal Financial Privacy Law" means Subtitle A of Title V of the Gramm-Leach-Bliley Financial Services Modernization Act, 15 U.S.C. ss. ss. 6801-6809, and all applicable regulations in effect from time to time.

                  "Financed Vehicle" means a new or used automobile, van, sport utility vehicle or light duty truck, together with all accessions thereto, securing an Obligor's indebtedness under a Receivable.

                  "Final Scheduled Payment Date" means, (i) with respect to the Class A-1 Notes, the Class A-1 Final Scheduled Payment Date and (ii) with respect to the Class A-2 Notes, the Class A-2 Final Scheduled Payment Date.

                  "GCFP" means Greenwich Capital Financial Products, Inc.

                  "GCFP Release" means the security interest release, dated March 18, 2004, by GCFP in favor of LBAC.

                  "Grant" means mortgage, pledge, bargain, warrant, alienate, remise, release, convey, assign, transfer, create, grant a lien upon and a security interest in and right of set-off against, deposit, set over and confirm pursuant to the Indenture. A Grant of the Pledged Property or of any other agreement or instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including the immediate and continuing right to claim for, collect, receive and give receipt for principal and interest payments in respect of the Pledged Property and all other moneys payable thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the granting party or otherwise and generally to do and receive anything that the granting party is or may be entitled to do or receive thereunder or with respect thereto.

                  "Indebtedness" means, with respect to any Person at any time,
(a) indebtedness or liability of such Person for borrowed money whether or not evidenced by bonds, debentures, notes or other instruments, or for the deferred purchase price of property or services (including trade obligations); (b) obligations of such Person as lessee under leases which should have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases; (c) current liabilities of such Person in respect of unfunded vested benefits under plans covered by Title IV of ERISA; (d) obligations issued for or liabilities incurred on the account of such Person; (e) obligations or liabilities of such Person arising under acceptance facilities; (f) obligations of such Person under any guarantees, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss; (g) obligations of such Person secured by any lien on property or assets of such Person, whether or not the obligations have been assumed by such Person; or (h) obligations of such Person under any interest rate or currency exchange agreement.

                  "Indemnification Agreement" means the Indemnification Agreement, dated as of March 1, 2004, among the Underwriters, the Transferor and the Note Insurer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Indenture" means the Indenture, dated as of March 1, 2004, between the Issuer and the Indenture Trustee, as the same may be amended and supplemented from time to time.

                  "Indenture Trustee" means JPMorgan Chase Bank, a New York banking corporation, not in its individual capacity but as indenture trustee under the Indenture, or any successor Indenture Trustee under the Indenture.

                  "Indenture Trustee Fee" means the monthly fee payable on each Payment Date to the Indenture Trustee, Trust Collateral Agent and Collateral Agent for services rendered during the preceding Collection Period in an amount equal to the greater of (A) the product of (i) one-twelfth of the Indenture Trustee Fee Rate and (ii) the Note Balance as of the last day of the second preceding Collection Period and (B) $250; provided, however, that with respect to the initial Payment Date, the Indenture Trustee Fee will equal the product of one-twelfth of the Indenture Trustee Fee Rate and the Initial Note Balance.

                  "Indenture Trustee Fee Rate" means 0.0035% per annum.

                  "Independent" means, when used with respect to any specified Person, that the person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Transferor and any Affiliate of any of the foregoing persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Transferor or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

                  "Independent Certificate" means a certificate or opinion to be delivered to the Trust Collateral Agent under the circumstances described in, and otherwise complying with, the applicable requirements of Section 4.11 of the Sale and Servicing Agreement, prepared by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Trust Collateral Agent in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of "Independent" in Annex A to the Sale and Servicing Agreement and that the signer is Independent within the meaning thereof.

                  "Initial Note Balance" means the sum of the Initial Class A-1 Note Balance and the Initial Class A-2 Note Balance.

                  "Initial Class A-1 Note Balance" means $208,000,000.

                  "Initial Class A-2 Note Balance" means $92,000,000.

                  "Initial Class C Certificate Balance" means $6,818,181.80.

                  "Initial Purchaser" means Greenwich Capital Markets, Inc.

                  "Initial Spread Account Deposit" shall have the meaning set forth in the Spread Account Agreement.

                  "Insurance Agreement" means the Insurance and Indemnity Agreement, dated as of March 1, 2004, among LBAC, the Transferor, the Issuer and the Note Insurer, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Insurance Agreement Event of Default" means an "Event of Default" as defined in the Insurance Agreement.

                  "Insurance Agreement Indenture Cross Default" has the meaning specified therefor in the Insurance Agreement.

                  "Insurer Information" means any information contained in the section entitled "The Insurer" in the Prospectus Supplement.

                  "Investment Company Act" means the Investment Company Act of 1940, as amended.

                  "Issuer" or "Trust" means the Long Beach Acceptance Auto Receivables Trust 2004-A, a Delaware statutory trust, created pursuant to the Trust Agreement.

                  "Issuer Order" and "Issuer Request" means a written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

                  "Issuer's Certificate" means a certificate completed and executed for the Issuer by an Authorized Officer, substantially in the form of, in the case of an assignment to LBAC, Exhibit A-1 to the Sale and Servicing Agreement, and in the case of an assignment to the Servicer, Exhibit A-2 to the Sale and Servicing Agreement.

                  "JPMorgan Chase" means JPMorgan Chase Bank, a New York banking corporation, and its successors in interest.

                  "LBAC" means Long Beach Acceptance Corp., a Delaware corporation, and its successors.

                  "LBAC Assignment" means the assignment dated as of March 1, 2004 by LBAC to the Transferor substantially in the form of Exhibit A to the Purchase Agreement, pursuant to which the LBAC Receivables are conveyed to the Transferor.

                  "LBAC Certificate Guarantee" means the guarantee, dated as of March 18, 2004, in favor of the Class C Certificateholder.

                  "LBAC-Provided Information" has the meaning set forth in the Underwriting Agreement.

                  "LBAC Receivables" means the Receivables, set forth on Schedule A-1 to the Purchase Agreement.

                  "LBAC Receivables Purchase Price" means $234,663,735.

                  "LBARC-WI" means Long Beach Acceptance Receivables Corp. Warehouse I, a Delaware corporation, and its successors.

                  "LBARC-WI Assignment" means the assignment dated as of March 1, 2004 by LBARC-WI to the Transferor substantially in the form of Exhibit A to the Purchase Agreement, pursuant to which the LBARC-WI Receivables are conveyed to the Transferor.

                  "LBARC-WI Receivables" means the Receivables set forth on Schedule A-2 to the Purchase Agreement.

                  "LBARC-WI Receivables Purchase Price" means $68,366,567.

                  "Legal Files" means, with respect to each Receivable, the following documents held by the Custodian pursuant to the Custodial Agreement: the fully executed original of such Receivable with fully executed assignment from the related Dealer to the Originator (together with any agreements modifying the Receivable, including, without limitation, any extension agreements), a fully executed assignment in blank from the Originator, the Lien Certificate or the Title Package, the fully executed original of any form legally required to be executed by a co-signer, evidence of verification of physical damage insurance coverage and a copy of the original credit application fully executed by the related Obligor in respect of such Receivable. Notwithstanding the foregoing, in the event that customary procedures and practices of any applicable state permit the use of any instrument or document in lieu of evidence of verification of physical damage insurance coverage, the term "Legal Files" shall be deemed to include any such instrument or document in lieu of evidence of verification of physical damage insurance coverage.

                  "Lien" means a security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics' liens, and any liens that may attach to a Financed Vehicle by operation of law.

                  "Lien Certificate" means, with respect to a Financed Vehicle, an original certificate of title, certificate of lien or other notification issued by the Registrar of Titles of the applicable state to a secured party or such other evidence acceptable to the Registrar of Titles of the applicable state, in each case, which indicates that the lien of the secured party on the Financed Vehicle is recorded on the original certificate of title. In any jurisdiction in which the original certificate of title is required to be given to the Obligor, the term "Lien Certificate" shall mean only a certificate or notification issued to a secured party.

                  "Liquidated Receivable" means any Receivable with respect to which the earliest of any of the following shall have occurred (without duplication): (i) the Receivable has been liquidated by the Servicer through the sale of the Financed Vehicle, (ii) the related Obligor has failed to pay at least 95% of a Scheduled Receivable Payment by its due date and such failure continues for 60 days (calculated based on a 360-day year consisting of twelve 30-day months) after the first day on which the Servicer may legally sell or otherwise dispose of the related Financed Vehicle following its repossession,
(iii) the related Obligor fails to pay at least 95% of a Scheduled Receivable Payment by its due date and such failure continues for 150 or more consecutive days (calculated based on a 360-day year consisting of twelve 30-day months) as of the end of a Collection Period, (iv) proceeds have been received which, in the Servicer's good faith judgment, constitute the final amounts recoverable in respect of such Receivable or (v) such Receivable is a Sold Receivable; provided, however, that Liquidated Receivable shall not include any Optional Repurchased Receivable.

                  "Liquidation Proceeds" means, with respect to a Liquidated Receivable, the monies collected from whatever source during the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation, including the unreimbursed reasonable expenses incurred by the Servicer in connection with (i) such liquidation and (ii) the liquidation of any other Liquidated Receivable with respect to which the Servicer believes in good faith that any additional monies are unlikely to be collected, plus any amounts required by law to be remitted to the Obligor; provided, however, that the Liquidation Proceeds with respect to any Receivable shall in no event be less than zero.

                  "Lock-Box" means the post-office box or boxes, maintained pursuant to Section 5.1 of the Sale and Servicing Agreement, into which the Servicer shall direct each Obligor under each Receivable to forward all payments in respect of such Receivable.

                  "Lock-Box Account" means the segregated account or accounts designated as such, established and maintained pursuant to Section 5.1(a) of the Sale and Servicing Agreement.

                  "Lock-Box Agreement" means the Amended and Restated Multi-Party Remittance Processing Agreement, dated as of October 30, 2003, among the Servicer, the Lock-Box Processor and JPMorgan Chase Bank, as amended, modified or supplemented from time to time in accordance with the terms thereof unless such Agreement shall be terminated in accordance with its terms or the terms hereof, in which event, "Lock-Box Agreement" shall mean such other agreement, in form and substance acceptable to the Note Insurer, among the Servicer, the Lock-Box Processor and the Indenture Trustee.

                  "Lock-Box Bank" means, as of any date, a depository institution named by the Servicer and acceptable to the Note Insurer at which a Lock-Box Account is established and maintained as of such date.

                  "Lock-Box Processor" means initially JPMorgan Chase Bank and its successors or any replacement or subcontracted Lock-Box Processor acceptable to the Note Insurer under the Lock-Box Agreement.

                  "Majorityholders" means, as of any date of determination, (i) the Class A Noteholders, holding in the aggregate more than 50% of the outstanding Class A Note Balance and (ii) the Class C Certificateholder (so long as the Class C Certificateholder is outstanding), acting together.

                  "Minimum Sale Price" means (i) with respect to a Receivable
(x) that has become 60 to 210 days delinquent or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has been repossessed by the Servicer and has not yet been sold at auction, the greater of (A) 55% multiplied by the Principal Balance of such Receivable and
(B) the product of the three month rolling average recovery rate (expressed as a percentage) for the Servicer in its liquidation of all receivables for which it acts as servicer, either pursuant to the Sale and Servicing Agreement or otherwise, multiplied by the Principal Balance of such Receivable or (ii) with respect to a Receivable (x) with respect to which the related Financed Vehicle has been repossessed by the Servicer and has been sold at auction or (y) that has become greater than 210 days delinquent and with respect to which the related Financed Vehicle has not been repossessed by the Servicer, 8% multiplied by the Principal Balance of such Receivable.

                  "Monthly Dealer Participation Fee" means, with respect to any Payment Date and Monthly Dealer Participation Fee Receivable, the portion of the related dealer participation fee earned during the related Collection Period as specified in the related Dealer Agreement.

                  "Monthly Dealer Participation Fee Payment Amount" means, with respect to any Payment Date, an amount equal to the aggregate collections allocable to Monthly Dealer Participation Fees actually received in respect of all Monthly Dealer Participation Fee Receivables for the related Collection Period.

                  "Monthly Dealer Participation Fee Receivable" means any Receivable to be paid in accordance with the Originator's "As-Earned Program" and designated as such on the Schedule of Receivables.

                  "Moody's" means Moody's Investors Service, Inc., and any successors thereof.

                  "New York UCC" has the meaning set forth in Section 5.14 of the Sale and Servicing Agreement.

                  "Non-Registered Note" means a Note other than a Registered
Note.

                  "Note" means any one of the Class A Notes.

                  "Note Account" means the account designated as such, established and maintained pursuant to Section 5.1(b) of the Sale and Servicing Agreement.

                  "Note Balance" means, with respect to any Payment Date, the Class A Note Balance.

                  "Note Insurer" means Financial Security Assurance, Inc., a monoline insurance company incorporated under the laws of the State of New York, or its successors in interest as issuer of the Policy.

                  "Note Insurer Default" shall mean any one of the following events shall have occurred and be continuing:

                  (i) the Note Insurer fails to make a payment required under the Policy;

                  (ii) the Note Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar Federal or State law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar Federal or State law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

                  (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Note Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Note Insurer (or the taking of possession of all or any material portion of the property of the Note Insurer).

                  "Note Owner" means, with respect to any Note registered in the name of the Clearing Agency or its nominee, the Person who is the beneficial owner of such Note, as reflected on the books of the Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

                  "Note Paying Agent" means the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments on the Notes on behalf of the Issuer.

                  "Note Rate" means (i) with respect to the Class A-1 Notes, the Class A-1 Note Rate and (ii) with respect to the Class A-2 Notes, the Class A-2 Note Rate.

                  "Note Register" and "Note Registrar" mean, respectively, the register maintained and the registrar appointed pursuant to Section 2.4 of the Indenture.

                  "Noteholder" or "Holder" means the Person in whose name a Note shall be registered in the Note Register, except that so long as any Notes are outstanding, solely for the purposes of giving any consent, waiver, request or demand pursuant to the Indenture or the Sale and Servicing Agreement, any interest evidenced by any Note registered in the name of the Transferor, LBAC, the Servicer or any of their respective Affiliates, shall not be taken into account in determining whether the requisite percentage necessary to effect any such consent, waiver, request or demand shall have been obtained.

                  "Noteholders' Remaining Parity Deficit Amount" means, with respect to any Payment Date, the excess, if any, of (x) the aggregate remaining principal balance of the Notes outstanding on such Payment Date, after giving effect to all reductions in such aggregate principal balance from (i) the Spread Account and (ii) the Supplemental Enhancement Account over (y) the Pool Balance at the end of the prior calendar month.

                  "Notice of Claim" means written or telecopied notice from the Trust Collateral Agent to the Note Insurer, substantially in the form of Exhibit A to the Policy.

                  "Obligor" means, with respect to a Receivable, the purchaser or co-purchasers of the related Financed Vehicle or any other Person who owes or may be liable for payments under such Receivable.

                  "Officer's Certificate" means (i) with respect to LBAC, LBARC-WI, the Transferor or the Servicer, a certificate signed by the chairman of the board, the president, any vice chairman of the board, any vice president, the treasurer, the controller or any assistant treasurer or any assistant controller of LBAC, LBARC-WI, the Transferor or the Servicer, as appropriate, and (ii) with respect to the Issuer, a certificate signed by an Authorized Officer of the Issuer.

                  "Opinion of Counsel" means a written opinion of counsel who may but need not be counsel to the Transferor or the Servicer, which counsel shall be acceptable to the Indenture Trustee and the Note Insurer, or the Owner Trustee and the Note Insurer, as applicable, and which opinion shall be acceptable to the Indenture Trustee and the Note Insurer or the Owner Trustee and the Note Insurer, as applicable, in form and substance. Such Opinion of Counsel shall not be at the expense of the Indenture Trustee, the Trust Collateral Agent, the Note Insurer or the Owner Trustee.

                  "Optional Repurchased Receivable" means any Receivable repurchased by the Servicer pursuant to Section 4.2 of the Sale and Servicing Agreement (up to the limits specified therein).

                  "Original Pool Balance" means $303,030,302.

                  "Origination Date" means, with respect to any Receivable, the date specified in such Receivable as the date of execution thereof.

                  "Originator" means LBAC, as originator of the Receivables.

                  "Overcollateralization Amount" means, as of any date of determination, the excess, if any, of the Pool Balance over the Class A Note Balance.

                  "Owner Trust Estate" has the meaning assigned to such term in the Trust Agreement.

                  "Owner Trustee" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as Owner Trustee under the Trust Agreement, its successors-in-interest or any successor Owner Trustee under the Trust Agreement.

                  "Payahead Amount" means, with respect to Precomputed Receivables, payments remitted by the related Obligors prior to the Cutoff Date in excess of the aggregate Scheduled Receivable Payments, Servicer expenses and late fees, if any, with respect to such Precomputed Receivables, retained by the Servicer in accordance with its payment application procedures.

                  "Payment Date" means, for each Collection Period, the 15th day of the following month, or if the 15th day is not a Business Day, the next following Business Day, commencing April 15, 2004.

                  "Payment Deferment and Due Date Change Policies" means the Payment Deferment Policy and the Due Date Change Policy attached to the Sale and Servicing Agreement as Exhibit D, as such policies may be amended from time to time, with the prior written consent of the Note Insurer.

                  "Person" means any individual, corporation, limited liability company, estate, partnership, joint venture, association, joint stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

                  "Plan" means any Person that is (i) an "employee benefit plan" (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (ii) a "plan" (as defined in Section 4975(e)(1) of the Code) that is subject to Section 4975 of the Code or (iii) an entity whose underlying assets include assets of a plan described in (i) or (ii) above by reason of such plan's investment in the entity.

                  "Pledged Property" has the meaning specified in the Granting Clause of the Indenture.

                  "Policy" means the financial guaranty insurance policy No. 51503-N issued by the Note Insurer for the benefit of the Holders of the Class A Notes issued pursuant to the Insurance Agreement, including any endorsements thereto.

                  "Policy Claim Amount" shall have the meaning set forth in
Section 6.2(a) of the Sale and Servicing Agreement.

                  "Policy Expiration Date" means the date on which the Class A Notes have been paid in full and all outstanding Reimbursement Obligations and other amounts due to the Note Insurer have been paid in full and the Term Of This Policy (as defined in the Policy) has expired.

                  "Policy Payments Account" means the account designated as such, established and maintained pursuant to Section 5.1(b) of the Sale and Servicing Agreement.

                  "Pool Balance" means, as of the close of business on the last day of a Collection Period, the aggregate Principal Balance of the Receivables (excluding, without duplication, Liquidated Receivables, Purchased Receivables and Optional Repurchased Receivables).

                  "Precomputed Receivable" means any Actuarial Receivable or Rule of 78's Receivable.

                  "Preference Claim" shall have the meaning set forth in Section 6.3(b) of the Sale and Servicing Agreement.

                  "Premium" shall have the meaning set forth in the Insurance Agreement.

                  "Premium Letter" means the letter agreement dated the Closing Date among LBAC, the Issuer and the Note Insurer referring to payment of the Premium.

                  "Principal Balance" means, with respect to a Receivable, as of the close of business on the last day of a Collection Period, the Amount Financed minus the sum of the following amounts (without duplication): (i) in the case of Precomputed Receivables, that portion of all Scheduled Receivable Payments on each such Receivable actually received on or prior to such day allocable to principal (A) prior to the Cutoff Date, using the actuarial or constant yield method and (B) thereafter, using the Simple Interest Method, provided, however, that no amount applied as interest accrued on any such Precomputed Receivable for any single Collection Period will exceed 30 days' interest accrued thereon assuming a 360-day year consisting of twelve 30-day months; (ii) in the case of Simple Interest Receivables, that portion of all Scheduled Receivable Payments on such Receivable actually received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of the Receivable; provided, however, that the Principal Balance of a Receivable that has become a Liquidated Receivable shall equal zero.

                  "Principal Carryover Shortfall" means, as of the close of business on any Payment Date, the excess of the Principal Payment Amount and (without duplication) any outstanding Principal Carryover Shortfall from the preceding Payment Date, over the amount of principal actually paid to the holders of the Notes on such current Payment Date.

                  "Principal Payment Amount" (i) for any Payment Date other than the Final Scheduled Payment Date for each class of the Class A Notes, the amount equal to the amount, if any, by which the Note Balance exceeds the Pool Balance as of the end of the related Collection Period; and (ii) with respect to the Final Scheduled Payment Date, an amount equal to the greater of (a) the amount calculated in clause (i) above and (b) the then outstanding Class A-1 Note Balance or Class A-2 Note Balance, as applicable.

                  "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

                  "Prospectus Supplement" means the prospectus supplement dated March 16, 2004 specifically relating to the Class A Notes.

                  "Prospectus" means the prospectus (included in Registration Statement No. 333-108506) dated March 16, 2004.

                  "Purchase Agreement" means the Purchase Agreement, dated as of March 1, 2004, among the Transferor, LBAC and LBARC-WI, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof, relating to the purchase of the Receivables by the Transferor from LBAC and LBARC-WI.

                  "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable (after giving effect to the application of any Liquidation Proceeds and Recoveries collected in respect of such Receivable on or prior to the last day of such Collection Period) under the terms thereof including accrued and unpaid interest thereon to the end of the month of purchase. The Purchase Amount relating to any Receivable that became a Liquidated Receivable during any Collection Period preceding the month of purchase shall be treated as Recoveries in respect of such Receivable.

                  "Purchased Receivable" means a Receivable purchased as of the close of business on the last day of a Collection Period by the Servicer pursuant to Sections 4.2 and 4.7 of the Sale and Servicing Agreement or by LBAC pursuant to Section 3.4 of the Sale and Servicing Agreement.

                  "Rated Entity" means a Person whose long-term unsecured debt obligations (at the time of the transfer of the Certificate pursuant to Section
3.7 of the Trust Agreement) are rated within the investment grade categories of each Rating Agency.

                  "Rating Agency" means Standard & Poor's and Moody's and any successors thereof. If such organization or successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization or other comparable Person designated by the Note Insurer, notice of which designation shall be given to the Trust Collateral Agent, the Indenture Trustee and the Servicer.

                  "Rating Agency Condition" means, with respect to any action, that each Rating Agency shall have been given ten (10) days' (or such shorter period as shall be acceptable to each Rating Agency) prior notice thereof and that each of the Rating Agencies shall have notified the Transferor, the Servicer, the Note Insurer, the Trust Collateral Agent, the Indenture Trustee, the Owner Trustee and the Issuer in writing that such action will not result in a reduction or withdrawal of the then current rating of the Notes.

                  "Receivable" means each retail installment sale contract for a Financed Vehicle which shall appear on the Schedule of Receivables (which Schedule of Receivables may be in the form of microfiche) and all rights and obligations thereunder except for Receivables that shall have become Purchased Receivables.

                  "Receivable Files" means the documents specified in Section
3.3 of the Sale and Servicing Agreement.

                  "Receivables Purchase Price" means $303,030,302.

                  "Record Date" means, with respect to any Payment Date, the business day immediately preceding such Payment Date.

                  "Recoveries" means, with respect to a Liquidated Receivable, the monies collected from whatever source during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation, including the unreimbursed reasonable expenses incurred by the Servicer in connection with (i) such liquidation and (ii) the liquidation of any other Liquidated Receivable with respect to which the Servicer believes in good faith that any additional monies are unlikely to be collected, plus any amounts required by law to be remitted to the Obligor.

                  "Redemption Date" means in the case of a redemption of the Notes pursuant to Section 10.1(a) of the Indenture, the Payment Date specified by the Class R Certificateholder pursuant to Section 10.1(a).

                  "Redemption Price" means the sum of the outstanding Note Balance, the outstanding Class C Certificate Balance and any Class C Principal Deficiency Amount as of the Redemption Date, plus all accrued and unpaid interest thereon as of such Redemption Date.

                  "Registered Note" means a Note that has been registered under the Securities Act.

                  "Registrar of Titles" means, with respect to any state, the governmental agency or body responsible for the registration of, and the issuance of certificates of title relating to, motor vehicles and liens thereon.

                  "Reimbursement Obligations" means, with respect to each Payment Date, any amounts due to the Note Insurer under the terms of the Sale and Servicing Agreement or the Insurance Agreement and with respect to which the
Note Insurer has not been previously paid whether or not LBAC is obligated to pay such amounts.

                  "Repurchase Event" shall have the meaning specified in Section
6.2 of the Purchase Agreement.

                  "Requisite Amount" shall have the meaning specified in the Spread Account Agreement.

                  "Required Overcollateralization Target" means, for any Payment Date, the Required Total Enhancement Amount minus the amount on deposit in the Spread Account.

                  "Required Total Enhancement Amount" shall have the meaning specified in the Spread Account Agreement.

                  "Responsible Officer" means, as to the Trust Collateral Agent, the Indenture Trustee and the Back-up Servicer or at such time as JPMorgan Chase is the Servicer, an officer in Institutional Trust Services of the Indenture Trustee having direct responsibility for the administration of the Basic Documents to which such entities are a party.

                  "Rule 144A Information" means any information provided to any holder or prospective purchaser of the Class C Certificate pursuant to Section 3.7(h) of the Trust Agreement.

                  "Rule of 78's Receivable" means any Receivable under which the portion of a payment allocable to earned interest (which may be referred to in the related retail installment sale contract as an add-on finance charge) and the portion allocable to the Amount Financed is determined according to the method commonly referred to as the "Rule of 78's" method, the "sum of periodic balances" method, the "sum of monthly balances" method or any equivalent method.

                  "Sale Amount" means, with respect to any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

                  "Sale and Servicing Agreement" means the Sale and Servicing Agreement, dated as of March 1, 2004, among the Issuer, the Transferor, the Servicer, the Back-up Servicer, the Trust Collateral Agent and the Custodian, as the same may be amended or supplemented from time to time.

                  "Schedule of Receivables" means the Schedule of Receivables attached as Schedule A to the Sale and Servicing Agreement, as the same may be amended or supplemented from time to time.

                  "Scheduled Payments" shall have the meaning assigned to such term in the Policy.

                  "Scheduled Receivable Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period. If after the Closing Date, the Obligor's obligation under such Receivable with respect to a Collection Period has been modified so as to differ from the amount specified in such Receivable as a result of (i) the order of a court in an insolvency proceeding involving the Obligor, (ii) pursuant to the Servicemembers Civil Relief Act or
(iii) modifications or extensions of the Receivable permitted by Section 4.2 of the Sale and Servicing Agreement, the Scheduled Receivable Payment with respect to such Collection Period shall refer to the Obligor's payment obligation with respect to such Collection Period as so modified.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Seller" means each of LBAC and LBARC-WI, in each case, in its capacity as a seller under the Purchase Agreement.

                  "Servicer" means LBAC as the servicer of the Receivables and each successor to LBAC (in the same capacity) pursuant to Section 8.3(a) or 9.2 of the Sale and Servicing Agreement, other than with respect to representations of the Servicer under Section 8.1 of the Sale and Servicing Agreement.

                  "Servicer Extension Notice" shall have the meaning set forth in Section 4.13 of the Sale and Servicing Agreement.

                  "Servicer Termination Event" means an event specified in
Section 9.1 of the Sale and Servicing Agreement.

                  "Servicer Termination Side Letter" means the letter from the
Note Insurer to the Servicer, the Issuer and the Indenture Trustee dated as of March 1, 2004, with respect to the renewal term of the Servicer.

                  "Servicer's Certificate" means a certificate completed and executed by a Servicing Officer pursuant to Section 4.9 of the Sale and Servicing Agreement.

                  "Servicing Fee" means the fee payable to the Servicer for services rendered during the respective Collection Period, determined pursuant to Section 4.8 of the Sale and Servicing Agreement.

                  "Servicing Fee Rate" means, with respect to any Payment Date, 1.75% per annum; provided, however, that if the Back-up Servicer or another entity becomes the successor Servicer, the "Servicing Fee Rate" shall be equal to a rate not to exceed the Successor Servicing Fee Rate. Notwithstanding the foregoing, so long as LBAC is the Servicer and with respect to any Receivable as of any Determination Date, in the event that the sum of (i) the Weighted Average Note Rate and (ii) the Servicing Fee Rate as of such Determination Date, exceeds the adjusted APR on such Receivable, the Servicing Fee Rate with respect to such Receivable shall be adjusted downward in an amount equal to such excess; provided, that in no event shall such Servicing Fee Rate be less than zero.

                  "Servicing Officer" means any person whose name appears on a list of Servicing Officers delivered by the Servicer to the Trust Collateral Agent and the Note Insurer, as the same may be amended from time to time.

                  "Simple Interest Method" means the method of allocating a fixed level payment between principal and interest, pursuant to which the portion of such payment that is allocated to interest is equal to the product of the APR multiplied by the unpaid principal balance multiplied by the period of time (expressed as a fraction of a year, based on the actual number of days in the calendar month and the actual number of days in the calendar year) elapsed since the preceding payment of interest was made and the remainder of such payment is allocable to principal.

                  "Simple Interest Receivable" means any Receivable under which the portion of a payment allocable to interest and the portion allocable to principal is determined in accordance with the Simple Interest Method.

                  "Sold Receivable" means a Receivable that was more than 60 days delinquent and was sold to an unaffiliated third party by the Issuer, at the Servicer's direction, as of the close of business on the last day of a collection period and in accordance with the provisions of Section 4.3(c) of the Sale and Servicing Agreement.

                  "Spread Account" means the Spread Account established and maintained pursuant to the Spread Account Agreement.

                  "Spread Account Agreement" means the Spread Account Agreement dated as of March 1, 2004, among the Transferor, the Note Insurer, the Trustee, and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Spread Account Release Amount" means, with respect to any Payment Date, the excess of the amount on deposit in the Spread Account (after giving effect to the withdrawal of any Deficiency Claim Amount from the Spread Account on such Payment Date and the deposit to the Spread Account of the remaining Available Funds pursuant to clause (x) of Section 5.6(c) of the Sale and Servicing Agreement on such Payment Date) over the Requisite Amount with respect to such Payment Date.

                  "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successors thereof.

                  "State" means any State of the United States of America, or the District of Columbia.

                  "Stock Pledge Agreement" means the Stock Pledge and Collateral Agency Agreement, dated as of March 1, 1997, among LBAC, the Note Insurer and JPMorgan Chase Bank, as trust collateral agent and collateral agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "Successor Servicing Fee Rate" means, with respect to any Payment Date, 1.75% per annum.

                  "Supplemental Enhancement Account" means the Supplemental Enhancement Account established and maintained pursuant to Section 5.12 of the Sale and Servicing Agreement.

                  "Supplemental Enhancement Account Balance" means, with respect to any Payment Date, the amount on deposit in the Supplemental Enhancement Account on the related Determination Date (exclusive of the Supplemental Enhancement Account Investment Earnings Amount).

                  "Supplemental Enhancement Account Deposit" means
$6,818,181.80.

                  "Supplemental Enhancement Account Investment Earnings Amount" means, with respect to any Payment Date, the earnings on investments of funds in the Supplemental Enhancement Account.

                  "Supplemental Enhancement Account Release Amount" means, with respect to any Payment Date, the amount to be released from the Supplemental Enhancement Account on such Payment Date equal to the excess of the Total Enhancement Amount (after giving effect to all withdrawals from the Spread Account to be made on such Payment Date ) over the Required Total Enhancement Amount, after application of clauses (i) through (ix) of Section 5.6(c) of the Sale and Servicing Agreement, on such Payment Date.

                  "Termination Date" means the latest of (i) the expiration of the Policy and the return of the Policy to the Note Insurer for cancellation,
(ii) the date on which the Note Insurer shall have received payment and performance by the Issuer of its obligations under the Indenture and under the Basic Documents and (iii) the date on which the Indenture Trustee shall have received payment and performance by the Issuer of its obligations under the Indenture and under the Basic Documents.

                  "TIA" means the Trust Indenture Act of 1939, as amended, and as in force on the date hereof, unless otherwise specifically provided.

                  "Title Package" means (i) a Lien Certificate noting the lien of the Originator of the Financed Vehicle, (ii) evidence that documentation has been submitted to the appropriate state motor vehicle authority to obtain a Lien Certificate noting the lien of the Originator of the Financed Vehicle or (iii) a Dealer Title Guaranty, if any.

                  "Total Enhancement Amount" means, for any date of determination, the sum of (i) amounts on deposit in the Spread Account, (ii) the Supplemental Enhancement Account Balance and (iii) the Overcollateralization Amount.

                  "Transferor" means Long Beach Acceptance Receivables Corp., a Delaware corporation, its successors and assigns.

                  "Transferred Property" shall have the meaning specified in
Section 2.1(a) of the Purchase Agreement.

                  "Trigger Event" shall have the meaning assigned to such term in the Spread Account Agreement.

                  "Trust Agreement" means the Amended and Restated Trust Agreement, dated as of March 1, 2004, between the Transferor and the Owner Trustee, as the same may be amended or supplemented from time to time.

                  "Trust Assets" means all money, instruments, rights and other property transferred by the Transferor to the Trust set forth in items (i) through (x) in Section 2.1 of the Sale and Servicing Agreement.

                  "Trust Collateral Agent" means the Person acting as Trust Collateral Agent under the Sale and Servicing Agreement, its successor-in-interest, and any successor Trust Collateral Agent thereunder.

                  "Trust Officer" means, (i) in the case of the Trust Collateral Agent, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, or any other officer of the Trust Collateral Agent customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject, and (ii) in the case of the Owner Trustee, any officer in the Corporate Trust Office of the Owner Trustee or any agent of the Owner Trustee under a power of attorney with direct responsibility for the administration of all or any part of this Indenture or any of the Basic Documents on behalf of the Owner Trustee.

                  "UCC" means the Uniform Commercial Code as in effect in the applicable jurisdiction.

                  "Underwriters" means Greenwich Capital Markets, Inc. and Citigroup.

                  "Underwriting Agreement" means the Underwriting Agreement relating to the Class A Notes, dated February 26, 2004, among the Transferor, LBAC and the Underwriters, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

                  "VSI Policy" means, as of the Closing Date, (i) the vendor's single interest physical damage insurance policy No. 1-5529-1344 NJ issued by BALBOA Life and Casualty, (ii) the vendor's single interest physical damage insurance policy No. LS 700 9-0254 issued by Old Republic Minnehoma Insurance Company, (iii) the vendor's single interest physical damage insurance policy No. C1M2187817 issued by Utica National Insurance Group, (iv) the vendor's single interest physical damage insurance policy No. UL6160 issued by Ohio Indemnity Company, (v) the vendor's single interest physical damage insurance policy No. ANCOL6715 issued by American National Property & Casualty Company, or (vi) the vendor's single interest physical damage insurance policy No. ANCA06716 issued by American National Property & Casualty Company, as applicable, with respect to the Financed Vehicles covered thereby, in each case in which LBAC is the named insured and the Trust Collateral Agent is an additional named insured; provided, that in the reasonable discretion of the Servicer any of the aforementioned policies may be cancelled and replaced with a substitute insurance policy, or, with the prior written consent of the Note Insurer, the Servicer may self-insure against the risk previously covered by the cancelled policy.

                  "Weighted Average Note Rate" means, as of any Determination Date, the weighted average of the Class A-1 Note Rate and the Class A-2 Note Rate (weighted based on the outstanding Class A-1 Note Balance and the outstanding Class A-2 Note Balance, respectively, as of such Determination
Date).